Exhibit 16

POWER OF ATTORNEY

I, the undersigned Trustee of Longleaf Partners Funds Trust (the “Trust”), hereby severally constitute and appoint each of Andrew R. McCarroll, Ross Glotzbach, and Ryan Hocker, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to such attorney to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to the reorganization of Longleaf Partners International Fund, a series of the Trust, with and into Longleaf Partners Global Fund, a series of the Trust, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares of the Trust, such Registration Statement and any and all amendments or supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned might or could do, and each of the undersigned hereby ratifies and confirms their signature as it may be signed by any of these attorneys-in-fact and agents, or their substitute or substitutes, to any such Registration Statement or amendment thereof, may lawfully do or cause to be done by virtue hereof.

/s/ O. Mason Hawkins	August 20, 2025
O. Mason Hawkins, Trustee	Date

/s/ Margaret H. Child	August 20, 2025
Margaret H. Child, Trustee	Date

/s/ Sarah Jemison	August 20, 2025
Sarah Jemison, Trustee	Date

/s/ Kent A. Misener	August 20, 2025
Kent A. Misener, Trustee	Date

/s/ Perry C. Steger	August 20, 2025
Perry C. Steger, Trustee	Date